SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (February 26, 2010):  February 26, 2010

GUIDED THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2010, a proposal to amend the Guided Therapeutics, Inc. certificate of incorporation to reclassify our series A convertible preferred stock into common stock and warrants to purchase shares of common stock was approved by our stockholders at a special meeting.

The text of the amendment, effective February 26, 2010, is attached as exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

The disclosure under Item 5.03 is incorporated by reference.

The results of the vote to approve the amendment to our certificate of incorporation are as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes*
Common stock and series A convertible preferred stock, voting together as a single class	16,509,432	267,131	50,267	0
Series A convertible preferred stock voting separately as a class	7,226,896	0	0	0

* Broker non-votes are not treated as votes in favor of approving any matter submitted to the stockholders for a vote and, therefore, had the same effect as a vote against the proposal.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Text of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC

	By:	/s/ MARK L. FAUPEL
Mark L. Faupel, Ph.D.
CEO & President
Date: February 26, 2010